Exhibit 10.26

FOURTH AMENDMENT TO PURCHASE AND SALE CONTRACT

            This Fourth Amendment to Purchase and Sale Contract (this “Amendment”) is made as of November 7, 2008, between UNITED INVESTORS INCOME PROPERTIES (A MISSOURI LIMITED PARTNERSHIP) (“Seller”) and HAMILTON ZANZE & COMPANY(“Purchaser”).

W I T N E S S E T H:

            WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Contract, dated as of August 20, 2008, with respect to the sale of certain property described therein (as amended, the “Agreement”); and

            WHEREAS, Seller and Purchaser desire to amend certain provisions of the Agreement.

            NOW, THEREFORE, in consideration of the mutual covenants herein contained, the sum of $10.00 and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.      Capitalized Terms.     Capitalized terms used in this Amendment shall have the meanings given to them in the Agreement, except as expressly otherwise defined herein.

2.      Feasibility Period.      The Feasibility Period, set forth in Section 3.1 of the Agreement, is hereby extended to December 8, 2008.

3.      Closing Date.  The first sentence of Section 5.1 of the Agreement shall be deleted and replaced as follows:

“The Closing shall occur on December 12, 2008 (time being of the essence), provided, however, Purchaser shall have the one-time right, by delivering written notice (“Purchaser’s Adjournment Notice”) to Seller not later than December 8, 2008, to adjourn the Closing to December 30, 2008 (time being of the essence) (the actual date on which the Closing occurs is referred to herein as the "Closing Date"), provided that Purchaser shall, concurrently with the delivery of Purchaser’s Adjournment Notice, deliver to Escrow Agent an additional deposit of $1,000,000.00 (the “Adjournment Deposit”).  The Adjournment Deposit shall be deemed part of the Deposit. If Purchaser timely deliver’s Purchaser’s Adjournment Notice, then Purchaser shall be deemed to waive all rights Purchaser has to terminate this Contract under Section 3.2 hereof.”

4.      Miscellaneous.  This Amendment (a)  supersedes all prior oral or written communications and agreement between or among the parties with respect to the subject matter hereof, and (b) may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute a single instrument and may be delivered by facsimile transmission, and any such facsimile transmitted Amendment shall have the same force and effect, and be as binding, as if original signatures had been delivered.  As modified hereby, all the terms of the Agreement are hereby ratified and confirmed and shall continue in full force and effect.

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            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year hereinabove written.

Seller:

UNITED INVESTORS INCOME PROPERTIES (A MISSOURI LIMITED PARTNERSHIP),

a Missouri limited partnership

By: UNITED INVESTORS REAL ESTATE, INC.,

a Delaware corporation,

its general partner

By:  /s/Brian J. Bornhorst

Name:  Brian J. Bornhorst

Title:  Vice President

Purchaser:

HAMILTON ZANZE & COMPANY,

a California corporation

By:  /s/Tony Zanze

Name:  Tony Zanze

Title:  CFO